EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of The Charles Schwab Corporation:

(1)	Registration Statement (Form S-8 No. 333-237064),

(2)	Registration Statement (Form S-3 No. 333-222063),

(3)	Registration Statement (Form S-8 No. 333-205862),

(4)	Registration Statement (Form S-8 No. 333-192893),

(5)	Registration Statement (Form S-8 No. 333-189553),

(6)	Registration Statement (Form S-8 No. 333-175862),

(7)	Registration Statement (Form S-8 No. 333-144303),

(8)	Registration Statement (Form S-8 No. 333-131502),

(9)	Registration Statement (Form S-8 No. 333-101992),

(10)	Registration Statement (Form S-8 No. 333-71322),

(11)	Registration Statement (Form S-8 No. 333-63448),

(12)	Registration Statement (Form S-8 No. 333-47107), and

(13)	Registration Statement (Form S-8 No. 333-44793);

of our report dated December 4, 2020, with respect to the consolidated financial statements of TD Ameritrade Holding Corporation for the year ended September 30, 2020, included in this Current Report on Form 8-K/A of The Charles Schwab Corporation.

/s/ Ernst & Young LLP

New York, New York
December 4, 2020